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                                                                   EXHIBIT 10.33

                     THIRD AMENDMENT TO LICENSE AGREEMENT
                     ------------------------------------

     AMENDMENT to License Agreement, made as of the 16th day of March, 1998, by
                                                    ----
and between JONES INVESTMENT CO. ("Jones"), a Delaware corporation, and MAXWELL SHOE COMPANY INC. ("Licensee"), a Delaware corporation.

                             W I T N E S S E T H:

     WHEREAS, Jones and Licensee are parties to a certain License Agreement dated as of the 1st day of July, 1993, as amended by a First Amendment to License Agreement dated as of the 2nd day of October, 1995 and as further amended by a Second Amendment to License Agreement dated as of the 14th day of April, 1997 (as so amended, the "Agreement"); and

     WHEREAS, Jones and Licensee are now desirous of further amending the Agreement; and

     WHEREAS, all terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and their mutual promises, the parties hereby amend the Agreement, effective as of the date first above written, as follows:

     1.   Paragraph 4.3 is amended in its entirety to read in full as follows:

          "4.3  Restriction on Other Marks. During the Term, Licensee shall not
                --------------------------
                manufacture, sell, distribute or promote or enter into any license or other agreement to manufacture, sell, distribute or promote any product or category of products included in the Merchandise bearing any trademark, trade name or other mark (including, without limitation, Licensee's own corporate name or trade name), except the Marks in accordance with this Agreement, if such merchandise would be, in price range, quality or style, in direct competition with Jones Merchandise."

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   2.   A new section 4.8 is hereby added to the Agreement as follows:

        "4.8  Licensee Personnel Matters. During the Term, Licensee (i) shall
              --------------------------
              employ an employee to work exclusively on a full-time basis to design and develop Jones Merchandise, (ii) shall promptly identify to Jones the names of all Licensee personnel and any and all changes thereof (which personnel shall at all times be acceptable to Jones) who are responsible for the design, sales, merchandising and product development of Jones Merchandise (MSC Jones Merchandise Personnel) and, (iii) shall not change, divert, or relocate any MSC Jones Merchandise Personnel without the prior consent of Jones."

   3. Clause (iv) of Subparagraph 8.3.1 (a) is amended in its entirety as follows:

              "(iv) Mark Cocozza is no longer Chief Executive Officer of the Licensee."

   4. Paragraph 8.3.1(a) is further amended by adding subparagraph (vi) to read as follows:

              "(vi) Any one beneficial stockholder or affiliated group of beneficial stockholders is at any time the beneficial holder of 15% or more of the licensee's voting stock. The right of termination under this subparagraph (vi) to be exercised within 60 days of Jones receiving notice of such event."

   5. Paragraph 9.3.2(a) is amended in its entirety to read in full as follows:

        "9.3.2 (a) This Agreement is personal to Licensee and Licensee may not, without the prior written consent of Jones, assign, sublicense or otherwise transfer all or any portion of this Agreement or any rights or obligations hereunder, whether voluntarily, involuntarily, by operation of law or otherwise, and any such attempted assignment or other transfer shall be null and void and of no effect. Notwithstanding the foregoing, Licensee may (i) merge with a newly formed corporation, with no liabilities, solely for the purpose of reincorporation and (ii) assign and sublicense retail license rights hereunder to SLJ Retail as contemplated by the Trademark Sublicense Agreement attached hereto as Exhibit A and Jones hereby acknowledges the consent to the terms of such sublicense."

   6. Paragraph 9 is hereby amended so as to add a new Paragraph 9.12, which shall read in full as follows:

        "9.12 Licensee shall promptly cause the Trademark Sublicense Agreement to be amended so that Paragraph 9.3.2 of said Trademark Sublicense Agreement

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        shall read as follows:

        9.3.2 This Agreement is personal to the Company, and the Company may not, without the prior written consent of Maxwell and Jones, assign, sublicense or otherwise transfer all or any portion of this Agreement or any rights or obligations hereunder, whether voluntarily, involuntarily, by operation of law or otherwise, and any such attempted assignment or other transfer shall be null and void and of no effect."

     IN WITNESS WHEREOF, the parties have hereunto executed this Amendment to the Agreement by officers thereto duly authorized as of the day and year first above written.

                                    JONES INVESTMENT CO., INC.


                                    By: /s/ Norman J. Shuman
                                       ----------------------------
                                            Norman J. Shuman
                                            Vice President

                                    MAXWELL SHOE COMPANY INC.


                                    BY: /s/ Mark J. Cocozza
                                       ----------------------------
                                            Mark J. Cocozza
                                            President